                                                                    EXHIBIT 32.1

                                  CERTIFICATION


         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of United States Exploration, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 15, 2004            /s/ Bruce D. Benson
                                   ---------------------------------------------
                                   Name:  Bruce D. Benson
                                   Title: Chairman of the Board, Chief Executive
                                          Officer and President
                                          (Chief Executive Officer)


         The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure document.